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                        RESTRICTED STOCK AWARD AGREEMENT

     Agreement made as of the ___ day of May, 1995, by and between McDonnell Douglas Corporation (hereinafter called the "Company") and Edward C. Bavaria, (hereinafter called the "Employee").

                                    RECITALS

A. The Company has agreed to employ Employee and Employee has agreed to serve as Deputy President of Douglas Aircraft Company, an unincorporated business unit of the Company, pursuant to the terms and conditions of an Employment Agreement by and between them, dated as of May __, 1995 (the "Employment Agreement").

B. As a significant part of his total compensation, the Company has agreed to provide and the Employee has agreed to accept equity ownership opportunities to better match the interests of Employee with those of shareholders.

C. Pursuant to the terms and conditions of the Employment Agreement, Company has agreed to provide and Employee has agreed to accept incentive compensation, the vesting of which will be contingent upon Employee's continued service to the Company.

D. Accordingly, the Company has agreed to grant to Employee certain of its common shares of the Company subject, however, to certain restrictions.

In consideration of the foregoing, and the mutual promises contained herein and in the Employment Agreement and the McDonnell Douglas Corporation 1994 Performance and Equity Incentive Plan (the "Plan"), the Company and Employee agree as follows:

1. Grant of Shares. Pursuant to Section 5.B. of the Employment Agreement, the Company hereby grants to Employee 12,000 Shares (the "Restricted Shares") subject to the restrictions and the other terms and conditions contained herein, in the Employment Agreement, and in the Plan (collectively, the "Conditions"). A copy of the Plan has been given to Employee and is incorporated herein by this reference. Unless otherwise indicated, capitalized terms in this Agreement shall have the same meaning ascribed to such terms in the Plan.


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2.   Issuance of Shares  Subject to  Conditions,  Restrictions  and  Forfeiture.
     Employee shall execute appropriate blank stock powers with respect to the Restricted Shares and deliver such stock powers to the administrator of the Plan (the "Plan Administrator"). The Company shall issue one or more stock
     certificates  for  the  Restricted  Shares  (with  an  appropriate   legend
     referring to the restrictions included in the Conditions) and deposit such certificates, together with the stock powers, with the Plan Administrator. The Plan Administrator shall issue to the Employee a receipt evidencing any stock certificates representing the Restricted Shares registered in the Employee's name and held by the Plan Administrator. The Employee shall be entitled to delivery of such stock certificates upon satisfaction of the Conditions and only in accordance with Section 6 hereof. Employee agrees that the Conditions shall apply to the Restricted Shares and any shares or other securities which Employee may receive or be entitled to receive as a result of the ownership of the Restricted Shares whether the same are issued as a result of a stock split, stock dividend, spin-off, split-up,
     spin-out,   recapitalization,   merger,   consolidation,    reorganization,
     combination or exchange of shares, or any other similar transaction, or as a result of the merger or consolidation of the Company, or sale of assets of the Company, or similar transaction.

3. Restrictions to Transfer. Employee hereby agrees that unless and until the Conditions are satisfied or terminated as provided in Section 5 herein, Employee will not sell, assign, transfer, pledge, encumber or otherwise dispose of any of the Restricted Shares (each a "Transfer") without the prior written consent of the Committee, and any such Transfer without such consent shall be null and void from its inception.

4. Shareholder Rights. Except for the Conditions, the Employee shall have all rights and privileges of a stockholder of the Company as to his Restricted Shares, including the right to receive any dividends declared with respect to such Restricted Shares and to exercise voting rights.

5. Lapse of Restrictions. Subject to Section 7 of this Agreement, the restrictions set forth in Section 3 hereof shall be satisfied and lapse on the Restricted Shares as follows: 6,000 shares on August 15, 1997 and 6,000 shares on August 15, 1998.

6. Delivery of Share Certificates. As soon as practicable after the restrictions set forth in Section 3 hereof have lapsed in accordance with
     Section 5 hereof, the Plan Administrator shall deliver one or more stock certificates representing the number of shares for which restrictions have lapsed (to the nearest full share and cash for fractional shares, if any), less any shares withheld pursuant to Section 8 hereof, free of the restrictions set forth in Section 3 herein.

7. Termination of Employment. In the event the Employment Agreement terminates prior to August 14, 1997 for any reason, all Restricted Shares upon which restrictions have not yet lapsed in accordance with Section 5 hereof shall vest or be forfeited in accordance with the Employment Agreement, including without limitation Sections 5.B. and 8.D. thereof.


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8.   Withholding.  At such time as Share  certificates  are to be  delivered  to
     Employee in accordance with Section 6 of this Agreement, the Company shall satisfy the federal, state and local withholding requirements with respect to such distribution. Such withholding can be satisfied at the Company's option either by (i) the Company's withholding of Shares or (ii) by requiring Employee's payment in cash by providing a personal check in the required amount prior to delivery of the Shares. Notwithstanding the foregoing, in the event Employee is subject to Section 16 of the Exchange Act at the time of such delivery, the Company shall withhold Shares in an
     amount  equal  to  Employee's  estimated  federal,   state  and  local  tax
     obligations, plus any additional withholding requirements related to such delivery; provided the total withholding hereunder shall not be less than the statutory minimum withholding amount.

9. Investment Purpose. Employee represents that he intends to acquire the Restricted Shares for investment and not with a view to resale or other distribution; except that the Company, at its election, may waive or release this condition in the event the shares are registered under the Securities Act of 1933, or upon the happening of any other contingency which the Company shall determine warrants the waiver or release of this condition. Employee agrees that the certificates evidencing the shares delivered to him pursuant to Section 6 hereof may bear a restrictive legend, if appropriate, indicating that the shares have not been registered under said Act and are subject to restrictions on the transfer thereof.

10.  Designation  of  Beneficiary.  Employee  may  by  written  notice  in  form
     reasonably   acceptable  to  the  Committee   designate  a  beneficiary  in
     accordance with the terms and conditions of the Plan who will receive Shares if and when restrictions lapse in accordance with the terms of this Agreement if Employee has died prior to the date such restrictions lapse.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and date set forth above.


                                      MCDONNELL DOUGLAS CORPORATION



                                    By:  /s/ Laurie A. Broedling
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                                        Laurie A. Broedling, Plan Administrator


                                         /s/ Edward C. Bavaria
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                                        Edward C. Bavaria